Exhibit 99.a


                                                January 4, 1996

FOR IMMEDIATE RELEASE



                    MASCO CORPORATION ANNOUNCES TERMINATION OF
                  MORGAN STANLEY CAPITAL PARTNERS' PARTICIPATION
                 IN THE PURCHASE OF MASCO'S HOME FURNISHINGS GROUP


      MASCO CORPORATION announced that it has agreed with Morgan Stanley Capital Partners to terminate their participation in the purchase of MASCO's Home Furnishings Group. MASCO intends to proceed with its plans to find a purchaser of its home furnishings businesses, and continues to believe that it will obtain a value for these businesses in excess of $1 billion.

      Several potential investors have continued to express significant interest in the acquisition of the Home Furnishings Group, and the Group's operating results through November have equaled or exceeded MASCO's estimates provided to prospective purchasers prior to MASCO's agreement with the Morgan Stanley Capital Partners group.

      MASCO's Home Furnishings Group includes such well-known brands as Henredon, Drexel Heritage, Lexington, Universal, Berkline, Bench Craft, Maitland-Smith and Robert Allen Fabrics.

      MASCO CORPORATION manufactures home improvement, building and home furnishings products for the home and family.